Exhibit 10.2

EXECUTION VERSION

TENDER AND SUPPORT AGREEMENT

TENDER AND SUPPORT AGREEMENT (this “Agreement”) dated as of October 22, 2010 by and among General Electric Company, a New York corporation (“Parent”), Crane Merger Sub, Inc., a Delaware corporation and indirect, wholly owned subsidiary of Parent (“Purchaser”), and Oak Investment Partners XII, Limited Partnership (“Stockholder”).

WHEREAS, as a condition to their willingness to enter into the Agreement and Plan of Merger (the “Merger Agreement”) dated as of the date hereof by and among Parent, Purchaser and Clarient, Inc., a Delaware corporation (the “Company”), Parent and Purchaser have requested that Stockholder, and in order to induce Parent and Purchaser to enter into the Merger Agreement, Stockholder has agreed to, enter into this Agreement;

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement;

WHEREAS, as of the date hereof, Stockholder is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5,263,158 Preferred Shares and no Common Shares (all such directly owned Shares that are outstanding as of the date hereof or are hereafter acquired pursuant to acquisition by purchase, conversion or exercise of any security convertible into or exercisable for Shares, stock dividend, distribution, stock split, split-up, combination, merger, consolidation, reorganization, recapitalization, combination or similar transaction, being referred to herein as the “Subject Shares”);

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties agree as follows:

ARTICLE I

AGREEMENT TO TENDER AND VOTE

Section 1.1 Agreement to Tender.

(a) Promptly after the date hereof and prior to the Expiration Date, but in any event no later than the later of ten Business Days after the date hereof or within two Business Days after the Stockholder has received the Offer Documents, Stockholder shall duly tender into the Offer all of the Subject Shares pursuant to and in accordance with the terms of the Offer by (i) delivering to the depositary designated in the Offer (the “Depositary”) (A) a duly completed and executed letter of transmittal with respect to the Stockholder’s Subject Shares, (B) a certificate or certificates representing such Subject Shares or an “agent’s message” (or such other evidence, if any, of transfer as the Depositary may reasonably request) in the case of Book-Entry Shares that are Subject Shares and (C) all other documents or instruments required to be delivered pursuant to the terms of the Offer, and/or (ii) instructing Stockholder’s broker or such other Person that is the holder of record of any Subject Shares beneficially owned by Stockholder to tender such Subject Shares pursuant to and in accordance with the terms of the Offer. Stockholder shall duly tender to Purchaser during any Subsequent Offering Period provided by Purchaser in accordance with the terms of the Offer, all of the Subject Shares, if any, which shall have been issued after the Expiration Time. Stockholder agrees that once its Subject Shares are tendered pursuant to the terms hereof, Stockholder shall not withdraw any tender of such Subject Shares, unless and until (i) the Offer shall have been terminated or shall have expired, in each case, in accordance with the terms of the Merger Agreement, or (ii) this Agreement shall have been terminated in accordance with Section 2.3 hereof.

(b) If the Offer is terminated or withdrawn by Purchaser, or the Merger Agreement is terminated prior to the purchase of the Subject Shares in the Offer, Parent and Purchaser shall promptly return, and shall cause any depositary acting on behalf of Parent and Purchaser to return, all tendered Subject Shares to the registered holders of the Subject Shares (and in connection with the foregoing, the Purchaser will direct the depositary to so return such tendered Subject Shares within three Business Days of any such termination or withdrawal).

Section 1.2 Voting of Subject Shares.

(a) To the extent that Stockholder’s Subject Shares are not purchased in the Offer, Stockholder agrees to vote or provide a written consent in respect of (or cause the holder of record on any applicable record date to vote or provide a written consent in respect of) all of the Subject Shares in connection with any meeting of the stockholders of the Company duly called and sought for such purpose, including any class of stockholders (and at every adjournment or postponement thereof), or any action by written consent in lieu of a meeting of stockholders of the Company duly requested in respect of such purpose, including any class of stockholders, (i) in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement and the approval of any other matter that is required to be approved by the stockholders of the Company in order to effect the transactions contemplated by the Merger Agreement and (ii) against (A) any agreement or arrangement constituting or related to any Acquisition Proposal, (B) any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of the Company or any of its Subsidiaries and (C) any other action, proposal or agreement that would (1) reasonably be expected to interfere with or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement or (2) result in any of the conditions to the Offer not being fulfilled or satisfied, and in connection therewith. Stockholder shall execute any documents which are necessary or appropriate in order to effectuate the foregoing. Stockholder shall retain at all times the right to vote its Subject Shares in its sole discretion and without any other limitation on those matters other than those set forth in this Section 1.2(a) that are at any time or from time to time presented for consideration to the Company’s stockholders generally. In the event that any meeting of the stockholders of the Company is held and any of Stockholder’s Subject Shares are not purchased in the Offer, Stockholder shall (or shall cause the holder of record on any applicable record date to) appear at such meeting or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(b) In furtherance of the foregoing, Stockholder hereby irrevocably grants to, and appoints, until the termination of this Agreement, Parent and any person or persons designated in writing by Parent, and each of them individually, as Stockholder’s proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of Stockholder, to vote all of the Subject Shares, or grant a written consent in respect of the Subject

Shares, or execute and deliver a proxy to vote or grant a written consent in respect of the Subject Shares, on the matters and in the manner specified in Section 1.2(a) of this Agreement (but not on any other matters, other than motions to adjourn and other matters incident to the conduct of any meeting of stockholders that are in furtherance of the actions specified in Section 1.2(a)). Stockholder represents and warrants to Parent that any proxies heretofore given by it in respect of the Subject Shares are not irrevocable, and that any such proxies are hereby revoked, and Stockholder agrees to provide a written notice of revocation of such proxies to the relevant proxy holders (if any). Stockholder will cause the record holder of any Subject Shares beneficially owned by Stockholder to execute and deliver to Parent all requisite documents to effectuate the objectives of this Section 1.2(b).

(c) Stockholder hereby affirms that the irrevocable proxy set forth in Section 1.2(b) is given in connection with, and in consideration of, the execution of the Merger Agreement by Parent and Purchaser, and that such irrevocable proxy is given to secure the performance of the duties of Stockholder under this Agreement. Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done in compliance with the provisions of Section 1.2(b) by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until the termination of this Agreement in accordance with its terms.

Section 1.3 No Transfers; No Inconsistent Arrangements. Except as provided hereunder or under the Merger Agreement, Stockholder shall not, directly or indirectly, (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to or permit any such transfer of, any or all of the Subject Shares or any interest therein (except where the transferee or third party agrees in writing to be bound by the terms hereof), or create or permit to exist any Lien that would prevent Stockholder from tendering or voting the Subject Shares in accordance with this Agreement or from complying with its other obligations under this Agreement, other than any restrictions imposed by applicable Law on any such Subject Shares, (ii) enter into any contracts inconsistent with the terms of this Agreement with respect to any transfer of Subject Shares or any interest therein, (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares relating to the subject matter hereof, (iv) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares, or (v) take or permit any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby (any of the actions set forth in clauses (i) through (v) above, and any conversion, exchange or other disposition of the Subject Shares in connection with an Acquisition Proposal described in Section 1.4 below, being referred to in this Agreement as a “Transfer”). Stockholder shall make available to the Company certificates representing the Subject Shares in order for the Company to mark such certificates with legends required by the DGCL regarding the foregoing restrictions.

Section 1.4 Stockholder Profit.

(a) In the event that the Merger Agreement shall have been terminated under circumstances in which a Termination Fee is payable or may be payable by the Company to Parent pursuant to Section 7.2 of the Merger Agreement, Stockholder shall pay to Parent an amount equal to 25% of Stockholder’s Profit (determined in accordance with Section 1.4(b) below) from the Transfer of any Subject Shares pursuant to an Acquisition Proposal (including a Superior Proposal) so long as the agreement with respect to such Acquisition Proposal is entered into or consummated within six months of the termination of the Merger Agreement. Payment of the foregoing amount by Stockholder shall be made promptly upon the receipt by Stockholder of the proceeds from such Transfer of Subject Shares.

(b) For purposes of this Section 1.4, the “Profit” of Stockholder with respect to any Transfer in connection with an Acquisition Proposal shall equal (A) the aggregate consideration received by Stockholder for or on account of the Subject Shares that were Transferred as described in Section 1.4(a) (including extraordinary distributions directly or indirectly made in connection with any Acquisition Proposal), valuing any non-cash consideration (including any residual interest in the Company) at its fair market value on the date of such consummation, less (B) any exercise price or similar expense with respect to any warrants, options, conversion rights or similar rights constituting Subject Shares and reasonable costs or expenses incurred by Stockholder or its Affiliates in connection with such Transfer (including, without limitation, all reasonable costs and expenses incurred in connection with negotiating, entering into an agreement with respect to and consummating the Acquisition Proposal), and less (C) the product of (y) the Common Offer Price or Preferred Offer Price (as applicable) and (z) the number of Subject Shares so Transferred (on an as-exercised or as-converted basis, as applicable, with respect to any warrants, options, conversion rights or similar rights constituting Subject Shares).

(c) For purposes of determining the fair market value of any non-cash consideration to be considered pursuant to this Section 1.4:

(i) The fair market value of securities listed on a national securities exchange (“Traded Securities”) shall be equal to the volume weighted average closing price per share of such security as reported on the composite trading system of such exchange for the thirty trading days ending on the trading day immediately prior to the date of the value determination (the “Valuation Period”); and

(ii) The fair market value of consideration which is other than cash or Traded Securities shall be determined by a nationally recognized independent investment banking firm mutually agreed upon by Parent and Stockholder within ten Business Days of the event requiring selection of such investment banking firm; provided, however, that if the parties are unable to agree within two Business Days after the date of such event as to the investment banking firm, then the parties shall each select one firm, and those firms shall select a third investment banking firm (which firm shall not have a business relationship with Parent, the Company or the Stockholder), which third firm shall make such determination; provided, further, that the fees and expenses of such investment banking firm shall be borne equally by Parent and Stockholder. The determination of the investment-banking firm shall be binding upon the parties.

(d) Any payment of Profit under this Section 1.4 shall be paid in the same proportion of cash and non-cash consideration as the aggregate consideration received by Stockholder in the Acquisition Proposal.

(e) Stockholder shall not engage in any transaction with respect to the Subject Shares with the primary purpose of depriving Parent of the intended benefits of this Agreement.

(f) Neither Parent nor Stockholder shall, or shall permit any of their respective Affiliates to, engage in any Prohibited Activity with respect to any subject Traded Securities during an applicable Valuation Period. “Prohibited Activity” means (i) any acquisition or disposition, in open market transactions, private transactions or otherwise, during the Valuation Period of any of the subject Traded Securities or any securities convertible into or exchangeable for or derivative of the subject Traded Securities or (ii) any other action taken intentionally for the purpose of manipulating the price of the subject Traded Securities during the Valuation Period.

Section 1.5 Appraisal Rights. Stockholder hereby waives and agrees not to exercise any appraisal rights in respect of Subject Shares which may arise with respect to the Merger under Section 262 of the DGCL or otherwise.

Section 1.6 Non-Solicitation. Stockholder shall not, and shall direct and use commercially reasonable efforts to cause its Affiliates and representatives not to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing information) any Acquisition Proposal or assist any third party in preparing or soliciting an offer relating in any way to an Acquisition Proposal. Notwithstanding anything to the contrary contained in this Section 1.6, if at any time following the date hereof and prior to the Acceptance Time (i) the Company has received a bona fide, unsolicited written Acquisition Proposal from a third party that did not result from a breach of Section 5.4 of the Merger Agreement or this Section 1.6 and (ii) the Company Board determines in good faith, after consultation with its financial advisors and outside counsel, that such Acquisition Proposal constitutes or would reasonably be expected to result in a Superior Proposal, then the Stockholder may (A) furnish information with respect to the Company, the Company Subsidiaries and CPS to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with the Person making such Acquisition Proposal and the Company regarding such Acquisition Proposal; provided, that the Stockholder (x) shall not disclose any information to such Person unless the Company and such Person first enter into an Acceptable Confidentiality Agreement and (y) shall promptly provide to Parent any information concerning the Company, the Company Subsidiaries or CPS provided to such other Person by the Stockholder which was not previously provided to Parent. The Stockholder shall keep Parent informed on a current basis of the status of any such discussions or negotiations.

Section 1.7 Documentation and Information. Stockholder (i) consents to and authorizes the publication and disclosure by Parent of Stockholder’s identity and holding of Subject Shares, and the nature of its commitments, arrangements and understandings under this Agreement, in any press release, the Offer Documents, or any other disclosure document required in connection with the Offer, the Merger and any transactions contemplated by the Merger Agreement, and (ii) agrees to give to Parent as promptly as practicable any information related to the foregoing that Parent may reasonably require for the preparation of any such disclosure documents. Stockholder agrees to notify Parent as promptly as practicable of any required corrections with respect to any written information supplied by Stockholder specifically for use in any such disclosure document, if and to the extent Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

Section 1.8 Changes to Shares. In the event of any stock dividend or distribution, or any change to the Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or any other similar transaction, the term “Shares” as used in this Agreement shall be deemed to refer to and include the Shares and all such stock dividends and distributions and any securities into which or for which any or all of the Shares may be changed or exchanged or which are received in the relevant transaction.

Section 1.9 Representations and Warranties of Stockholder. Stockholder represents and warrants to Parent and Purchaser as follows:

(a) Stockholder (i) is the sole record and beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has, and on the date Purchaser becomes obligated to accept for payment, purchase and pay for the Subject Shares, will have, good and marketable title to, the Subject Shares, free and clear of any and all Liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”) except for Encumbrances arising hereunder; (ii) does not own, of record or beneficially, any shares of capital stock of the Company (or rights to acquire any such shares) other than the Subject Shares; and (iii) has the sole right to vote and dispose of, and holds sole power to issue instructions with respect to, the matters set forth in this Agreement with no material limitations, qualifications or restrictions on such rights, subject to applicable federal securities law and the terms of this Agreement.

(b) Stockholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated or constituted.

(c) Stockholder has all requisite power and authority to execute and deliver this Agreement, to perform Stockholder’s obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Stockholder and, assuming this Agreement constitutes a valid and binding obligation of each of Parent and Purchaser, constitutes a legal, valid and binding agreement of Stockholder enforceable against Stockholder in accordance with its terms.

(d) The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under (A) to the extent applicable, any provisions of the organizational documents of Stockholder or (B) any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit or other instrument or obligation of any kind to which Stockholder is a party or by which the Subject Shares are bound, or (ii) violate, or require any consent, approval, or notice under (other than any consent, approval or notice that may be required under the HSR Act and any filings required pursuant to the Exchange Act), any provision of any judgment, order or decree or any federal, state, local or foreign statute, Law applicable to Stockholder or any of the Subject Shares, in each case under (i) and (ii), for any such conflicts, breaches, terminations, violations or absence of consents or notices which would not materially impair or materially adversely affect the ability of the Stockholder to perform such Stockholder’s obligations hereunder.

(e) Neither Stockholder nor any of its Affiliates (other than the Company, any Company Subsidiary or CPS) is a party to any Contract with any employee of the Company, any Company Subsidiary or CPS relating to any transaction contemplated by the Merger Agreement.

Section 1.10 Representations and Warranties of Parent and Purchaser. Parent and Purchaser represent and warrant to Stockholder as follows:

(a) Each of Parent and Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of New York, in the case of Parent, and Delaware, in the case of Purchaser, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Purchaser is duly qualified to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its properties or assets or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Parent Material Adverse Effect.

(b) Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby, including the Offer and the Merger. The execution and delivery of this Agreement and by each of Parent and Purchaser, as applicable, and the consummation by Parent and Purchaser of the transactions contemplated hereby, including the Offer and the Merger, have been duly and validly authorized by all necessary corporation action, and no other corporate proceedings on the part of Parent or Purchaser and no stockholder votes are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly authorized and validly executed and delivered by Parent and Purchaser, and assuming due authorization, execution and delivery by the Stockholder, constitutes a legal, valid and binding obligation of Parent and Purchaser, enforceable against Parent and Purchaser in accordance with its terms except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar Laws, now or hereafter in effect, affecting creditors’ rights generally and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(c) The execution, delivery and performance by each of Parent and Purchaser of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under (A) to the extent applicable, any provisions of the organizational documents of Parent or Purchaser or (B) any note, bond, mortgage, indenture, Contract, agreement, lease, license, permit or other instrument or obligation of any kind to which Parent or Purchaser is a party or by which Parent or Purchaser is bound, or (ii) violate, or require any consent, approval, or notice under (other than any consent, approval or notice that may be required under the HSR Act and any filings required pursuant to the Exchange Act), any provision of any judgment, order or decree or any federal, state, local or foreign statute, Law applicable to Parent or Purchaser, except in each case under (i) and (ii), for any such conflicts, breaches, terminations, violations or absence of consents or notices which would not materially impair or materially adversely affect the ability of each of Parent and Purchaser to perform its obligations hereunder.

Section 1.11 Waiver of Preemptive Rights; Other Conflicts. Solely with respect to the Offer, the Merger, the Top-Up Option and the other transactions contemplated by the Merger Agreement, Stockholder hereby waives all notices to which it is entitled and all rights it may have pursuant to Section 8 of the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company filed March 26, 2009 contained within the Company Certificate (the “Certificate of Designations”). Stockholder hereby agrees that, to the extent that the terms of this Agreement conflict with any agreement between Stockholder or any of its Affiliates, on the one hand, and the Company or any of its Affiliates, on the other hand, with respect to Stockholders’ ownership interest in the Company, this Agreement shall govern.

Section 1.12 Resignation of Directors. Promptly following the written request of Parent or Purchaser following the Acceptance Time, Stockholder shall (i) use its reasonable best efforts to cause all members of the Company Board as of the Acceptance Time who have been designated, nominated or appointed to the Company Board by Stockholder or any of its Affiliates (pursuant to the Certificate of Designations, any Contract between the Company and Stockholder or any of its Affiliates or otherwise) to resign from the Company Board effective as promptly as reasonably possible following such request from Parent or Purchaser and (ii) waive all rights that it or any of its Affiliates may have to designate, nominate or appoint any member of the Company Board.

ARTICLE II

MISCELLANEOUS

Section 2.1 Notices. All notices, consents and other communications hereunder shall be addressed to all other parties to this Agreement and to the Company in writing and shall be given (and shall be deemed to have been duly given upon receipt) by hand delivery, by prepaid overnight courier (providing written proof of delivery), by confirmed facsimile transmission or by certified or registered mail (return receipt requested and first class postage prepaid), addressed as follows:

(a)	if to Parent or Purchaser, to:

GE Healthcare

9900 W Innovation Dr.

Wauwatosa, WI 53226

Tel: (414) 721-3903

Fax: (414) 918-4634

Attention: Corporate Counsel - Business Development

with a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Tel: (312) 853-7000

Fax: (312) 853-7036

Attention: David J. Zampa

(b)	if to Stockholder, to:

Oak Investment Partners XII, Limited Partnership

c/o Oak Management Corporation

One Gorham Island

Westport, CT 06880

Tel: (203) 226-8346

Fax: (203) 227-0372

Attention: Ann H. Lamont

with a copy to:

Finn Dixon & Herling LLP

144 Broad Street

Stamford, CT 06901

Tel: (203) 325-5000

Fax: (203) 532-5001

Attention: Michael J. Herling, Esq.

(c)	if to the Company, to:

Clarient, Inc.

31 Columbia

Aliso Viejo, California 92656

Tel: (949) 425-5815

Fax: (949) 425-5865

Attention: Ronald A. Andrews

with a copy to:

Latham & Watkins LLP

355 South Grand Avenue

Los Angeles, California 90071

Tel: (213) 485-1234

Fax: (213) 891-8763

Attention: W. Alex Voxman

                  R. Scott Shean

or to such other address or facsimile number for a party as shall be specified in a notice given in accordance with this section; provided, that any notice received by facsimile transmission or otherwise at the addressee’s location on any Business Day after 5:00 P.M. (addressee’s local time) shall be deemed to have been received at 9:00 A.M. (addressee’s local time) on the next Business Day; provided, further, that notice of any change to the address or any of the other details specified in or pursuant to this section shall not be deemed to have been received until, and shall be deemed to have been received upon, the later of the date specified in such notice or the date that is five Business Days after such notice would otherwise be deemed to have been received pursuant to this section. A party’s rejection or other refusal to accept notice hereunder or the inability of another party to deliver notice to such party because of such party’s changed address or facsimile number of which no notice was given by such party shall be deemed to be receipt of the notice by such party as of the date of such rejection, refusal or inability to deliver. Nothing in this section shall be deemed to constitute consent to the manner or address for service of process in connection with any legal proceeding, including litigation arising out of or in connection with this Agreement.

Section 2.2 Further Assurances. Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional documents as Parent or Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

Section 2.3 Termination. This Agreement shall terminate in its entirety upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time or (iii) any reduction of the Common Offer Price or the Preferred Offer Price or the Merger Consideration; provided, however, the provisions of Section 1.4 (Stockholder Profit) and this Article II (Miscellaneous) (other than Section 2.2) shall survive any termination of this Agreement. Notwithstanding anything in this Section 2.3 to the contrary, termination of this Agreement shall not prevent any party hereto from seeking any remedies (at Law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement.

Section 2.4 Amendments and Waivers.

(a) The parties hereto may only modify or amend this Agreement by a written agreement executed and delivered by duly authorized signatories of the respective parties.

(b) Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party or parties entitled to the benefits thereof only by a written instrument signed by the party expressly granting such waiver, which expressly states that it is intended to waive a right hereunder, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 2.5 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated.

Section 2.6 Binding Effect; Benefit; Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors (including by operation of law) and permitted assigns.

Section 2.7 Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of laws provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Delaware.

Section 2.8 Counterparts. This Agreement may be executed in multiple counterparts, all of which shall together be considered one and the same agreement.

Section 2.9 Jurisdiction. Each of the parties hereto hereby (a) expressly and irrevocably submits to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware (the “Chancery Court”) or, solely in the event that the Chancery Court determines that it lacks subject matter jurisdiction, any other court of the State of Delaware and any Federal court sitting in the State of Delaware, in the event any dispute arises out of this Agreement, (b) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that such party will not bring any action relating to this Agreement in any court other than the Chancery Court or, if the Chancery Court determines that it lacks subject matter jurisdiction, in any other court of the State of Delaware and any Federal court sitting in the State of Delaware and (d) agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Chancery Court, any other court of the State of Delaware and any Federal court sitting in the State of Delaware. Each of Parent, Purchaser and each Stockholder agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

Section 2.10 Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 2.9 hereof in any such action or proceeding by mailing copies thereof by registered or certified United States mail, postage prepaid, return receipt requested, to such party’s address as specified in or pursuant to Section 2.1 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

Section 2.11. Entire Agreement; Third Party Beneficiaries. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

Section 2.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

Section 2.13 Specific Performance. Each of the parties hereto acknowledges and agrees that, in the event of any breach of this Agreement, each nonbreaching party would be irreparably and immediately harmed and could not be made whole by monetary damages. It is accordingly agreed that the parties hereto (a) will waive, in any action for specific performance, the defense of adequacy of a remedy at law and (b) shall be entitled, in addition to any other remedy to which they may be entitled at Law or in equity, to compel specific performance of this Agreement in any action instituted in accordance with Section 2.9.

Section 2.14 Stockholder Capacity. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall (or shall require Stockholder to attempt to) affect or limit any Affiliate of Stockholder who is a director or officer of the Company from acting in such capacity, it being understood that this Agreement shall apply to Stockholder solely in Stockholder’s capacity as a stockholder of the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

GENERAL ELECTRIC COMPANY

By:	/S/ MICHAEL A. JONES
	Name:	Michael A. Jones
	Title:	Vice President, Business Development
GE Healthcare

CRANE MERGER SUB, INC.

By:	/S/ MICHAEL A. JONES
	Name:	Michael A. Jones
	Title:	President

STOCKHOLDER:

OAK INVESTMENT PARTNERS XII, LIMITED PARTNERSHIP

By: Oak Associates XII, LLC, its General Partner

By:	/S/ ANN LAMONT
	Name:	Ann Lamont
	Title:	Managing Member

[Signature Page to Oak Tender and Support Agreement]